FTI Consulting, Inc. First Quarter 2016 Earnings Conference Call Exhibit 99.1

Cautionary Note About Forward-Looking Statements This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this presentation, words such as "anticipates," "estimates," "expects," “goals,” "intends," "believes,” "forecasts," “targets,” “objectives” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs, projections and growth targets are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates or growth targets will be achieved, and the Company's actual results may differ materially from our expectations, beliefs, estimates and growth targets. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company's ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading "Item 1A Risk Factors" in the Company's most recent Form 10-K filed with the SEC and in the Company's other filings with the SEC, including the risks set forth under "Risks Related to Our Reportable Segments" and "Risks Related to Our Operations.” We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

Today’s Speakers Steven Gunby President and Chief Executive Officer Catherine Freeman SVP, Controller, Chief Accounting Officer and Interim Chief Financial Officer

First Quarter 2016 Financial Review All numbers in $000s, except for per share data and percentages (1) See “Financial Tables” and “End Notes: FTI Consulting Non-GAAP Data Reconciliations” for the definitions and reconciliations of Adjusted EBITDA and Adjusted Earnings Per Diluted Share, which are non-GAAP financial measures, to the most directly comparable GAAP measures, and the definition of Adjusted EBITDA Margin.

First Quarter 2016
Segment Financial Review

All numbers in $000s, except for percentages

	Q1 2016	Q4 2015	% Variance	Q1 2015	% Variance
Corporate Finance & Restructuring					
Revenue	$ **127,156**	$ **111,586**	***14.0%***	$ **106,212**	***19.7%***
Adjusted Segment EBITDA[1]	$ **31,603**	$ **18,927**	***67.0%***	$ **22,480**	***40.6%***
Adjusted Segment EBITDA Margin [1]	*24.9%*	*17.0%*	-	*21.2%*	-
Forensic and Litigation Consulting					
Revenue	$ **119,004**	$ **116,715**	***2.0%***	$ **123,265**	***(3.5%)***
Adjusted Segment EBITDA[1]	$ **19,808**	$ **8,811**	***124.8%***	$ **22,071**	***(10.3%)***
Adjusted Segment EBITDA Margin [1]	*16.6%*	*7.5%*	-	*17.9%*	-
Economic Consulting					
Revenue	$ **130,731**	$ **118,589**	***10.2%***	$ **106,081**	***23.2%***
Adjusted Segment EBITDA[1]	$ **21,319**	$ **18,828**	***13.2%***	$ **11,556**	***84.5%***
Adjusted Segment EBITDA Margin [1]	*16.3%*	*15.9%*	-	*10.9%*	-
Technology					
Revenue	$ **48,281**	$ **46,551**	***3.7%***	$ **54,654**	***(11.7%)***
Adjusted Segment EBITDA[1]	$ **7,823**	$ **5,958**	***31.3%***	$ **10,073**	***(22.3%)***
Adjusted Segment EBITDA Margin [1]	*16.2%*	*12.8%*	-	*18.4%*	-
Strategic Communications					
Revenue	$ **45,113**	$ **48,763**	***(7.5%)***	$ **42,126**	***7.1%***
Adjusted Segment EBITDA[1]	$ **6,108**	$ **7,627**	***(19.9%)***	$ **5,752**	***6.2%***
Adjusted Segment EBITDA Margin [1]	*13.5%*	*15.6%*	-	*13.7%*	-

FTI CONSULTING

(1) See "Financial Tables" and "End Notes: FTI Consulting Non-GAAP Data Reconciliations" for the definition and reconciliation of Adjusted Segment EBITDA, which is a non-GAAP financial measure, to the most directly comparable GAAP measure, and the definition of Adjusted Segment EBITDA Margin.

5

First Quarter 2016 Geographic Review

First Quarter 2016 Cash Position/Capital Allocation All numbers in $000s except for DSO Total debt excludes the reduction for deferred debt issue costs of $5.0 million as of March 31, 2016, $5.2 million as of December 31, 2015, and $11.2 million as of March 31, 2015.

First Quarter 2016 Question & Answer Session Q&A

Financial Tables

Condensed Consolidated Statements of Comprehensive Income: Three Months Ended March 31, 2016 and 2015 and December 31, 2015 All numbers in $000s, except for per share data

Select Operating Results by Business Segment: Three Months Ended March 31, 2016 and 2015 (1) See “End Notes: FTI Consulting Non GAAP Data Reconciliations” for the definitions of Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, which are non-GAAP financial measures, and the reconciliations of Adjusted EBITDA and Adjusted Segment EBITDA to the most directly comparable GAAP measures. (2) The majority of the Technology and Strategic Communications segments' revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric. All numbers in $000s, except for bill rate per hour and headcount data

Select Operating Results by Business Segment: Three Months Ended December 31, 2015 (1) See “End Notes: FTI Consulting Non GAAP Data Reconciliations” for the definitions of Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, which are non-GAAP financial measures, and the reconciliations of Adjusted EBITDA and Adjusted Segment EBITDA to the most directly comparable GAAP measures. (2) The majority of the Technology and Strategic Communications segments' revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric. All numbers in $000s, except for bill rate per hour and headcount data

Reconciliation of Non-GAAP Financial Measures: Three Months Ended March 31, 2016 and 2015 and December 31, 2015 (1) See “End Notes: FTI Consulting Non-GAAP Data Reconciliations” for the definition of Adjusted Net Income and Adjusted Earnings per Diluted Share, which are non-GAAP financial measures. All numbers in $000s, except for per share data

Reconciliation of Net Income and Operating Income to Adjusted EBITDA: Three Months Ended March 31, 2016 and 2015 (1) See “End Notes: FTI Consulting Non-GAAP Data Reconciliations” for the definitions of Segment Operating Income and Adjusted EBITDA, which are non-GAAP financial measures. All numbers in $000s

Reconciliation of Net Income and Operating Income to Adjusted EBITDA: Three Months Ended December 31, 2015 (1) See “End Notes: FTI Consulting Non-GAAP Data Reconciliations” for the definitions of Segment Operating Income and Adjusted EBITDA, which are non-GAAP financial measures. All numbers in $000s

End Notes FTI Consulting Non-GAAP Data Reconciliations We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as Net Income and Earnings Per Diluted Share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income (loss). We define Total Segment Operating Income (Loss) as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA (loss). We define Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income (loss) before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenues. We define Adjusted Segment EBITDA margin as Adjusted Segment EBITDA as a percentage of a segment’s share of revenue. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure, which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, and goodwill impairment charges. In addition, EBITDA and Adjusted EBITDA are common alternative measures of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income (loss).

Appendix

First Quarter 2016 Awards & Accolades FTI Consulting Professionals recognized as leading forensic accountants and digital forensic experts by Who’s Who Legal Investigations 2016 list FTI Technology recognized as Top Data Visualization Solution Provider by CIOReview’s 20 Most Promising Data Visualization Solution Providers FTI Technology named to 100 Companies That Matter in Knowledge Management list by KMWorld magazine for the sixth consecutive year Carlin Adrianopoli, Senior Managing Director in Corporate Finance & Restructuring, Named to Turnarounds & Workouts’ People to Watch in 2016 Strategic Communications recently won two top awards at the 2016 PRCA City and Financial PR Awards event for the Best Crisis Communications Campaign and Best Social Media Campaign Voted #1 Intellectual Property Litigation Consulting Services provider in The National Law Journal’s “Best of 2016” list; also named leading Litigation Valuation Provider, Jury Consultant, Demonstrative Evidence Provider and Trial Technology “Hot Seat” Provider